Exhibit 99.1

CARMIKE CINEMAS REPORTS FOURTH QUARTER

AND FULL YEAR 2007 RESULTS

COLUMBUS, GA – March 17, 2008 — Carmike Cinemas, Inc. (NASDAQ: CKEC) today reported results for its fourth quarter and full year ended December 31, 2007.

Fourth Quarter 2007 Operating Results

Total revenue for the quarter ended December 31, 2007 was $116.8 million compared to $121.1 million for the quarter ended December 31, 2006. Admissions revenue was $78.2 million for the quarter ended December 31, 2007 versus $80.3 million for the quarter ended December 31, 2006. Concessions and other revenue was $38.6 million for the fourth quarter of 2007 versus $40.8 million for the fourth quarter of 2006.

Operating loss was $56.3 million for the fourth quarter of 2007 compared to operating income of $3.5 million in the same period in the prior year. As described below, Carmike recorded non-cash impairment charges during the fourth quarter of 2007 consisting of $26.2 million related to theatre assets and $38.2 million related to goodwill.

Theatre level cash flow was $22.4 million for the fourth quarter of 2007 versus $26.3 million for the same period in 2006. General and administrative costs were $5.0 million in the fourth quarter of 2007 versus $6.5 million in the prior year period. Interest expense was $12.3 million for the fourth quarter of 2007 versus $12.7 million in the prior year period. Carmike also prepaid $15 million of debt outstanding in the fourth quarter of 2007.

“A weaker than expected fourth quarter box office resulted in disappointing fourth quarter results for Carmike. While the movie slate in mid-December was strong, it was not enough to offset weakness in October and November,” said Michael W. Patrick, Carmike’s Chairman, President and Chief Executive Officer. “We are focused on improving our financial performance and have implemented a number of initiatives to help. During the quarter we instituted an aggressive price increase in both tickets and concessions, and we continued our diligence around operating costs in order to maximize cash flows from existing screens. Additionally, we made progress in optimizing our portfolio of theatres as we closed six underperforming theatres, sold one theatre and continue to be in discussions for the sale of several more.”

Mr. Patrick continued, “During 2007, we completed the conversion of our circuit to a digital-based platform and installed an industry-leading 429 3-D screens. We are excited to be a leader in implementing digital technology as we expect the industry will start to generate more 3-D product beginning in 2008. We are particularly pleased with the performance of the Hannah Montana 3-D film event in the first quarter of 2008, where not only did we have record 3-D attendance and advance ticket sales, but we were able to charge a premium for tickets. The Hannah Montana success illustrates the opportunity that our digital network provides, allowing us to capitalize on exciting film and event product. Looking ahead, the positive momentum in the December box office carried over into the first quarter with contributions from a solid slate in January and the strength of the Hannah Montana film event in February. We believe our operating performance improvement plan and the benefit of a fully-digital theatre network should generate additional cash flow and enhance stockholder value in the coming years.”

Net loss was approximately $68.3 million, or $5.40 per diluted share, for the quarter ended December 31, 2007, compared to net loss of $5.7 million, or $0.46 per diluted share, for the quarter ended December 31, 2006.

Full Year 2007 Operating Results

For the year ended December 31, 2007, total revenues increased $3.5 million to $489.3 million from $485.8 million for the year ended December 31, 2006. Operating loss was $25.2 million in 2007, compared to operating income of $25.7 million in 2006. Carmike’s general and administrative expenses during 2007 were $21.7 million compared to $29.4 million in the previous year. Theatre level cash flow was $98.9 million for the year ended December 31, 2007 compared to $101.8 million for 2006. Net loss was $126.9 million, or $10.07 per diluted share, for 2007, compared to net loss of $19.4 million, or $1.57 per diluted share, for 2006.

At December 31, 2007, Carmike’s cash and cash equivalent balance was $22.0 million compared to $26.0 million at December 31, 2006. Carmike had net debt of $399.7 million at December 31, 2007, compared to net debt of $414.1 million at December 31, 2006. At December 31, 2007, Carmike had no borrowings outstanding under its five-year $50 million revolving credit facility and was in compliance with the covenants in its senior credit facilities.

Operating Performance Improvement Plan

During the quarter ended December 31, 2007, Carmike announced an operating performance improvement plan designed to increase stockholder value. The objectives of this plan are to improve attendance per screen metrics, implement an aggressive pricing policy, maintain focus on managing costs, close or sell underperforming theatres, monetize assets via sale-leaseback transactions and minimize the capital requirements of expansion via build to suit arrangements for new theaters.

Asset Impairment

During the fourth quarter of 2007, Carmike recorded non-cash charges of $26.2 million compared to fourth quarter 2006 impairment charges of $5.8 million. For 2007, $25.4 million of the impairment charges related to continuing operations and $0.8 million related to discontinued operations. These charges affected 31 theatres in 2007 and primarily related to (1) the deterioration in certain theatres’ annual operating results; (2) a fourth quarter 2007 decision to close certain theatres and sell the related assets; and (3) surplus 35-mm projectors resulting from the completion of Carmike’s digital installation. When analyzing declining trends in theatre level operating results, the level at which assets are evaluated for potential impairment pursuant to Statement of Financial Accounting Standard (“SFAS”) No. 144, Impairment or Disposal of Long-Lived Assets, Carmike gives consideration to the seasonality of the business, with significant revenue and cash flow being generated in the summer and year-end holiday seasons, as well as the effects of competition. For 2006, the impairment charges related to continuing operations, affecting seven theatres, and were primarily the result of deterioration in the full-year operating results of these theatres.

Goodwill Impairment

In connection with its annual impairment testing, as prescribed by SFAS No. 142, Goodwill and Other Intangible Assets, Carmike concluded its goodwill was fully impaired and, accordingly, recognized a non-cash charge of $38.2 million. This impairment charge was the result of a fourth quarter decline in Carmike’s stock price and full year 2007 operating results that were significantly lower than expectations.

Discontinued Operations

Carmike evaluates its portfolio of theatres for potential closure when a lease term is nearing expiration, a theatre is underperforming or there is an opportunity to sell assets and better deploy the invested capital. In 2007 and 2006, Carmike closed 18 and 12 theatres, respectively, and has reported the results of these operations, including gains or losses on disposal, as discontinued operations in its consolidated statements of operations. The cash flow from these theatres has been eliminated from Carmike’s operations, and Carmike will have no continuing involvement in their operations.

Deferred Income Tax Asset Valuation Allowance

As previously disclosed, during the quarter ended June 30, 2007, Carmike determined that the recoverability of its deferred tax assets was uncertain and recorded a non-cash valuation allowance to fully reserve its deferred tax assets, as prescribed by SFAS No. 109, Accounting for Income Taxes. During the second half of 2007, Carmike generated additional net operating losses and continues to believe the recoverability of its deferred tax assets is uncertain.

Conference Call Information

Carmike will hold its fourth quarter 2007 earnings conference call today, Monday, March 17, 2008, at 5:00 p.m. Eastern Time to discuss the information contained in this release. The conference call can be accessed by dialing (800) 218-2154 or for international participants (913) 312-1459. The replay of the conference call will be available until March 24, 2008, by dialing (888) 203-1112 or for international participants (719) 457-0820 and entering passcode 7549109.

This call will also be webcast live over the Internet from Carmike’s website at www.carmike.com under the Investor Relations section. The on-line replay will be available for a limited time immediately following the call.

Supplemental Financial Measures

Total debt, net debt and theatre level cash flows are supplemental non-GAAP financial measures used by Carmike to evaluate its operating performance. Total debt is defined as the sum of current maturities of long-term debt, capital leases and long-term financing obligations, long-term debt (less current maturities) and capital leases and long-term financing obligations (less current maturities). Net debt is defined as total debt less cash and cash equivalents. Carmike defines theatre level cash flow as operating (loss) income plus impairment of goodwill, general and administrative expenses, depreciation and amortization, impairment of long-lived assets and loss (gain) on sale of property and equipment. Carmike believes that theatre level cash flow is an important supplemental measure of operating performance for a motion picture exhibitor’s operations because it provides a measure of the core operations, rather than factoring in items such as general and administrative expenses and depreciation and amortization among others. In addition, Carmike believes that theatre level cash flow, as defined, is a widely accepted measure of comparative operating performance in the motion picture exhibition industry. A reconciliation of theatre level cash flow to operating income for the fourth quarter and year ended December 31, 2007 and 2006, as well as a schedule of total debt and net debt is included in the tables accompanying this press release.

About Carmike Cinemas

Carmike Cinemas, Inc. is a premiere motion picture exhibitor in the United States with 264 theatres and 2,349 screens in 36 states, as of December 31, 2007. Carmike’s focus for its theatre locations is small to mid-sized communities with populations of fewer than 100,000.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates” or similar expressions. Examples of forward-looking statements in this press release include our expectations regarding digital cinema opportunities, the box office performance in 2008 and our strategies and operating goals, including our operating performance improvement plan. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to:

•	our ability to comply with covenants contained in our senior secured credit agreement;

•	our ability to operate at expected levels of cash flow;

•	the availability of suitable motion pictures for exhibition in our markets;

•	competition in our markets;

•	competition with other forms of entertainment;

•	identified material weaknesses in internal control over financial reporting;

•	the effect of our leverage on our financial condition; and

•	other factors, including the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2007 under the caption “Risk Factors.”

We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

CARMIKE CINEMAS, INC. and SUBSIDIARIES

(in thousands, except per share data)

	Year ended December 31,
	2007	2006	2005
Revenues:
Admissions	$322,089	$318,507	$299,409
Concessions and other	167,164	167,265	153,626

Total operating revenues	489,253	485,772	453,035
Operating costs and expenses:
Film exhibition costs	177,458	173,503	162,953
Concession costs	17,429	17,121	15,638
Other theatre operating costs	195,430	193,362	175,730
General and administrative expenses	21,690	29,442	19,819
Depreciation and amortization	40,076	40,577	36,483
(Gain) loss on sale of property and equipment	(1,278)	297	(2,628)
Impairment of goodwill	38,240	0	0
Impairment of long-lived assets	25,397	5,756	2,409

Total operating costs and expenses	514,442	460,058	410,404

Operating (loss) income	(25,189)	25,714	42,631

Interest expense	47,792	47,510	35,284
Gain on sale of investments	(1,700)	0	0
Loss on extinguishment of debt	0	4,811	5,795

(Loss) income before reorganization benefit, income tax, discontinued operations and cumulative effect of change in accounting principle	(71,281)	(26,607)	1,552
Reorganization benefit	0	0	2,388

(Loss) income before income tax, discontinued operations and cumulative effect of change in accounting principle	(71,281)	(26,607)	3,940
Income tax expense (benefit)	55,793	(8,471)	2,859

(Loss) income before discontinued operations and cumulative effect of change in accounting principle	(127,074)	(18,136)	1,081
Income (loss) from discontinued operations, net of tax (including gain from disposal)	184	(1,253)	(816)

(Loss) income before cumulative effect of change in accounting principle	(126,890)	(19,389)	265
Cumulative effect of change in accounting principle, net of tax	0	0	(88)

Net (loss) income available for common stockholders	$(126,890)	$(19,389)	$177

Weighted average shares outstanding:
Basic	12,599	12,341	12,194
Diluted	12,599	12,341	12,704
Net (loss) income per common share:
Basic	$(10.07)	$(1.57)	$0.01

Diluted	$(10.07)	$(1.57)	$0.01

Dividends declared per share	$0.70	$0.70	$0.70

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

CARMIKE CINEMAS, INC. and SUBSIDIARIES

(in thousands, except per share data)

	Three months ended December 31,
	2007	2006
Revenues:
Admissions	$78,220	$80,330
Concessions and other	38,615	40,776

Total operating revenues	116,835	121,106
Operating costs and expenses:
Film exhibition costs	42,976	43,539
Concession costs	3,864	3,850
Other theatre operating costs	47,554	47,395
General and administrative expenses	4,959	6,467
Depreciation and amortization	10,229	10,099
(Gain) loss on sale of property and equipment	(54)	493
Impairment of goodwill	38,240	0
Impairment of long-lived assets	25,397	5,756

Total operating costs and expenses	173,165	117,599

Operating (loss) income	(56,330)	3,507
Interest expense	12,313	12,688

(Loss) income before income tax and discontinued operations	(68,643)	(9,181)
Income tax expense (benefit)	(131)	(3,772)

(Loss) income before discontinued operations	(68,512)	(5,409)
Income (loss) from discontinued operations, net of tax (including gain from disposal)	219	(292)

Net (loss) income available for common stockholders	$(68,293)	$(5,701)

Weighted average shares outstanding:
Basic	12,650	12,409
Diluted	12,650	12,409
Net (loss) income per common share:
Basic	$(5.40)	$(0.46)

Diluted	$(5.40)	$(0.46)

Dividends declared per share	$0.175	$0.350

TOTAL DEBT AND NET DEBT (UNAUDITED)

CARMIKE CINEMAS, INC. and SUBSIDIARIES

(in thousands)

	2007	2006
Current maturities of long-term debt, capital leases and long-term financing obligations	$4,648	$5,608
Long term debt, less current maturities	298,465	316,544
Capital leases and long-term financing obligations, less current maturities	118,600	117,979

Total debt	421,713	440,131
Less cash and cash equivalents	(21,975)	(26,016)

Net debt	$399,738	$414,115

THEATRE LEVEL CASH FLOWS (UNAUDITED)

CARMIKE CINEMAS, INC. and SUBSIDIARIES

(in thousands)

	Year Ended December 31,		Three Months Ended December 31,
	2007	2006	2007	2006
Operating (loss) income	$(25,189)	$25,714	$(56,330)	$3,507
Impairment of goodwill	38,240	0	38,240	0
Impairment of long -lived assets	25,397	5,756	25,397	5,756
(Gain) loss on sale of property and equipment	(1,278)	297	(54)	493
General and administrative expenses	21,690	29,442	4,959	6,467
Depreciation and amortization	40,076	40,577	10,229	10,099

Theatre level cash flow	$98,936	$101,786	$22,441	$26,322

Company Contact:

Investor Relations

203/682-8211